   As filed with the Securities and Exchange Commission on May 5, 1999

                                                     Registration No. 333-74351
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                            AMENDMENT NO. 5 TO

                                 FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------
                                Radio One, Inc.
            (Exact name of Registrant as specified in its charter)

                                ---------------

         Delaware                52-1166660                   4832
      (State or other         (I.R.S. Employer     (Primary Standard Industry
      jurisdiction of        Identification No.)      Classification Number)
     incorporation of
       organization)

                    5900 Princess Garden Parkway, 8th Floor
                               Lanham, MD 20706
                           Telephone: (301) 306-1111
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                            ALFRED C. LIGGINS, III
                     Chief Executive Officer and President
                                Radio One, Inc.
                    5900 Princess Garden Parkway, 8th Floor
                               Lanham, MD 20706
                           Telephone: (301) 306-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

      RICHARD L. PERKAL, ESQ.            ANTOINETTE COOK BUSH, ESQ.
          Kirkland & Ellis               STEPHEN W. HAMILTON, ESQ.
     655 Fifteenth Street, N.W.       Skadden, Arps, Slate, Meagher &
       Washington, D.C. 20005                     Flom LLP
     Telephone: (202) 879-5000           1440 New York Avenue, N.W.
                                           Washington, D.C. 20005
                                         Telephone: (202) 371-7000

                                ---------------
  Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [_]

  If this Form is filed to register additional securities for an offering pur-suant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier ef-fective Registration Statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) un-der the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
                                                            Proposed
                                                            Maximum
 Title of each Class of        Amount         Proposed     Aggregate    Amount of
    Securities to be           to be          Maximum       Offering   Registration
       Registered         Registered(/1/)  Offering Price  Price(/2/)    Fee(/3/)
-----------------------------------------------------------------------------------
 Class A Common Stock,
  par value $0.001 per
  share................   7,150,000 Shares     $24.00     $171,600,000   $47,706
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

(1) Includes 650,000 shares that the underwriters have the option to purchase from the Company to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraph (o) of Rule 457 of the Securities Act.

(3) Previously paid.
                                ---------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registra-tion Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pur-suant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      EXPLANATORY NOTE TO AMENDMENT NO. 5

   This Amendment No. 5 to the Radio One, Inc. Registration Statement on form S-1 has been filed solely for the purpose of filing certain exhibits to the Registration Statement.



                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by Radio One:

     SEC registration fee..................................................  *
     Printing and engraving fees...........................................  *
     Legal fees and expenses...............................................  *
     Accounting fees and expenses..........................................  *
     Blue Sky fees and expenses............................................  *
     Trustee fees..........................................................  *
     Directors' and Officers' Insurance....................................  *
     Miscellaneous.........................................................  *
       Total............................................................... $

--------
*  To be filed by amendment

Item 14. Indemnification of Directors and Officers.

   Radio One's Amended and Restated By-Laws incorporate substantially the provisions of the General Corporation Law of the State of Delaware (the "DGCL") in providing for indemnification of directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of Radio One. In addition, Radio One is authorized to indemnify employees and agents of Radio One and may enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

   Radio One's Amended and Restated Certificate of Incorporation provides that Radio One shall indemnify (including indemnification for expenses incurred in defending or otherwise participating in any proceeding) its directors and officers to the fullest extent authorized or permitted by the DGCL, as it may be amended, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer of Radio One and shall inure to the benefit of his or her heirs, executors and administrators except that such right shall not apply to proceedings initiated by such indemnified person unless it is a successful proceeding to enforce indemnification or such proceeding was authorized or consented to by the board of directors. Radio One's certificate of incorporation also specifically provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary duty as director. The provision is limited to monetary damages, applies only to a director's actions while acting within his or her capacity as a director, and does not entitle Radio One to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to Radio One or its stockholders;
(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper benefit.

   Section 145 of the DGCL provides generally that a person sued (other than in a derivative suit) as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including counsel fees, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. In the case of a derivative suit, a director, officer, employee or agent of the corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to, which such director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory under section 145 of the DGCL in the case of a director or officer who is successful on the merits in defense of a suit against him.

   The Underwriting Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify Radio One, the directors, certain officers and controlling persons of Radio One, Inc. against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto.

   Radio One maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 15. Recent Sales of Unregistered Securities.

   On May 19, 1997, Radio One issued approximately $85.0 million (aggregate principal amount) of 12% senior subordinated notes to certain investors. Such notes were offered pursuant to Rule 144A under the Securities Act.

   On May 19, 1997, Radio One issued approximately $20.9 million of Series A and Series B 15% senior cumulative preferred stock to certain investors. Such shares were issued pursuant to the exemption from registration provided by
Section 4(2) of Securities Act.

   On January 25, 1999, Radio One issued an aggregate of 51,192 shares of common stock to its Chief Financial Officer. These shares were issued pursuant to the exemption from registration provided by Rule 701 under the Securities Act.

   On February 25, 1999, pursuant to a plan of recapitalization, Radio One issued to the holders of its class A common stock, in exchange for all of the outstanding shares of class A common stock, 46.15 shares of class B common stock and 92.3 shares of class C common stock. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

   On March 30, 1999, Radio One issued approximately 3.3 million shares of common stock to the shareholders of ROA in connection with Radio One's acquisition of ROA. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filed as part of this registration statement.

  1.1        Form of Underwriting Agreement
  3.1        Form of Amended and Restated Certificate of Incorporation of
             Radio One, Inc.
  3.2(/5/)   Amended and Restated By-laws of Radio One, Inc.
  4.1(/1/)   Indenture dated as of May 15, 1997 among Radio One, Inc., Radio One Licenses,
             Inc. and United States Trust Company of New York.
  4.2(/2/)   First Supplemental Indenture dated as of June 30, 1998, to Indenture dated as of
             May 15, 1997, by and among Radio One, Inc., as Issuer and United States Trust
             Company of New York, as Trustee, by and among Radio One, Inc., Bell Broadcasting
             Company, Radio One of Detroit, Inc., and United States Trust Company of New York,
             as Trustee.

--------
   (1) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).

   (5) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 333-30795; Film No. 99581532).

   (7) Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8) Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

   (9) Incorporated by reference to Radio One's Amendment No. 3 to its registration statement on Form S-1 filed on April 14, 1999 (File No. 333-74351; Film No. 99593769).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.

  4.3(/3/)        Second Supplemental Indenture dated as of December 23, 1998, to Indenture dated as of May 15, 1997, by and among Radio One, Inc., as Issuer and United States
                  Trust Company of New York, as Trustee, by and among Radio One, Inc., Allur-
                  Detroit, Allur Licenses, Inc., and United States Trust Company of New York, as
                  Trustee.
  4.3(/1/)        Purchase Agreement dated as of May 14, 1997 among Radio One, Inc., Radio One
                  Licenses, Inc., Credit Suisse First Boston Corporation and NationsBanc Capital
                  Markets, Inc.
  4.5(/1/)        Registration Rights Agreement dated as of May 14, 1997 among Radio One, Inc.,
                  Radio One Licenses, Inc., Credit Suisse First Boston Corporation and NationsBanc
                  Capital Markets, Inc.
  4.6(/1/)        Standstill Agreement dated as of May 19, 1997 among Radio One, Inc., Radio One
                  Licenses, Inc., NationsBank of Texas, N.A., United States Trust Company of New
                  York and the other parties thereto.
  4.7(/4/)        Standstill Agreement dated as of June 30, 1998 among Radio One, Inc., the subsidiaries of Radio One, Inc., United States Trust Company of New York and the
                  other parties thereto.
  5.1             Form of Opinion and consent of Kirkland & Ellis.
 10.1(/1/)        Office Lease dated February 3, 1997 between National Life Insurance Company and
                  Radio One, Inc. for premises located at 5900 Princess Garden Parkway, Lanham,
                  Maryland, as amended on February 24, 1997.
  10.2(/1/)       Purchase Option Agreement dated February 3, 1997 between National Life Insurance
                  Company and Radio One, Inc. for the premises located at 5900 Princess Garden
                  Parkway, Lanham, Maryland.
  10.3(/1/)       Office Lease commencing November 1, 1993 between Chalrep Limited Partnership and
                  Radio One, Inc., with respect to the property located at 100 St. Paul Street,
                  Baltimore, Maryland.
  10.4(/1/)       Preferred Stockholders' Agreement dated as of May 14, 1997 among Radio One, Inc.,
                  Radio One Licenses, Inc. and the other parties thereto.
  10.5(/4/)       First Amendment to Preferred Stockholders' Agreement dated as of June 30, 1998 among Radio One, Inc., Radio One Licenses, Inc., and the other parties thereto.
  10.6(/1/)       Warrantholders' Agreement dated as of June 6, 1995, as amended by the First
                  Amendment to Warrantholders' Agreement dated as of May 19, 1997, among Radio One,
                  Inc., Radio One Licenses, Inc. and the other parties thereto.
  10.7(/1/)       Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Syncom Capital Corporation.
  10.8(/1/)       Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Alliance Enterprise Corporation.
  10.9(/1/)       Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Greater Philadelphia Venture Capital Corporation, Inc.
  10.10(/1/)      Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Opportunity Capital Corporation.
  10.11(/1/)      Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Capital Dimensions Venture Fund, Inc.
  10.12(/1/)      Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to TSG Ventures Inc.

--------
   (1) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).

   (5) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 333-30795; Film No. 99581532).

   (7) Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8) Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

   (9) Incorporated by reference to Radio One's Amendment No. 3 to its Registration Statement on Form S-1 filed on April 14, 1999 (File
No. 333-74351; Film No. 99593769).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.

10.13(/1/)    Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Fulcrum Venture Capital Corporation.
10.14(/1/)    Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Alta Subordinated Debt Partners III, L.P.
10.16(/1/)    Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Grant M. Wilson.
10.17(/4/)    Credit agreement dated June 30, 1998 among Radio One, Inc., as the borrower and
              NationsBank, N.A., as Documentation Agent and Credit Suisse First Boston as the
              Agent.
10.18(/1/)    Management Agreement dated as of August 1, 1996 by and between Radio One, Inc.
              and Radio One of Atlanta, Inc.
10.19(/1/)    Fifth Amendment dated as of July 31, 1997 to that certain Letter of Intent dated
              March 12, 1997 by and between Radio One, Inc. and Allied Capital Financial
              Corporation, as amended.
10.20(/1/)    Sixth Amendment dated as of September 8, 1997 to that certain Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied Capital Financial
              Corporation, as amended.
10.21(/1/)    Time Management and Services Agreement dated March 17, 1998, among WYCB
              Acquisition Corporation, Broadcast Holdings, Inc., and Radio One, Inc.
10.22(/1/)    Stock Purchase Agreement dated December 23, 1997, between the shareholders of
              Bell Broadcasting Company and Radio One, Inc.
10.23(/1/)    Option and Stock Purchase Agreement dated November 19, 1997, among Allied Capital
              Financial Corporation, G. Cabell Williams III, Broadcast Holdings, Inc. and WYCB
              Acquisition Corporation.
10.24(/1/)    Amended and Restated Warrant of Radio One, Inc., dated January 9, 1998, issued to
              TSG Ventures L.P.
10.25(/1/)    Stock Purchase Warrant of Radio One, Inc., dated March 16, 1998 issued to Allied
              Capital Financial Corporation.
10.26(/1/)    Amended and Restated credit agreement dated May 19, 1997 among several lenders,
              NationsBank of Texas, N.A. and Radio One, Inc.
10.27(/1/)    First Amendment to credit agreement dated December 31, 1997 among several lenders, NationsBank of Texas, N.A. and Radio One, Inc.
10.28(/1/)    Amendment to Preferred Stockholders' Agreement dated as of December 31, 1997 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.
10.29(/1/)    Assignment and Assumption Agreement dated October 23, 1997, between Greater
              Philadelphia Venture Capital Corporation, Inc. and Alfred C. Liggins, III.
10.30(/1/)    Agreement dated February 20, 1998 between WUSQ License Limited Partnership and
              Radio One, Inc.
10.31(/4/)    Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Capital Dimensions Venture Fund Inc.
10.32(/4/)    Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Fulcrum Venture Capital Corporation.
10.33(/4/)    Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Syncom Capital Corporation.
10.34(/4/)    Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Alfred C. Liggins, III.
10.35(/4/)    Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to TSG Ventures L.P.
10.36(/4/)    Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Alliance Enterprise Corporation.

--------
   (1) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).

   (5) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 333-30795; Film No. 99581532).

   (7) Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8) Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

   (9) Incorporated by reference to Radio One's Amendment No. 3 to its Registration Statement on Form S-1 filed on April 14, 1999 (File
No. 333-74351; Film No. 99593769).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.

10.37(/4/)  Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Alta Subordinated Debt Partners III, L.P.
10.38(/4/)  Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to BancBoston Investments Inc.
10.39(/4/)  Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Grant M. Wilson.
10.40(/9/)  Merger Agreement dated as of March 30, 1999 relating to the acquisition of Radio
            One of Atlanta, Inc.
10.41(/9/)  Asset Purchase Agreement dated as of November 23, 1998 (as amended on December 4,
            1998) relating to the acquisition of WFUN-FM, licensed to Bethalto, Illinois.
10.42(/9/)  Asset Purchase Agreement relating to the Acquisition of WENZ-FM and WERE-AM, both licensed to Cleveland, Ohio.
10.43(/9/)  Asset Purchase Agreement dated as of February 10, 1999 relating to the acquisition of WDYL-FM, licensed to Chester, Virginia.
10.44(/9/)  Asset Purchase Agreement dated as of February 26, 1999 relating to the acquisition of WJKS-FM, licensed to Crewe Virginia, and WSOJ-FM, licensed
            Petersburg, Virginia.
10.45       Letter of Intent, dated as of February 23, 1999, relating to the acquisition of
            WCDX-FM, licensed to Mechanicsville, Virginia, WPLZ-FM, licensed to Petersburg,
            Virginia, WJRV-FM licensed to Richmond, Virginia, and WGCV-AM licensed to Petersburg,
            Virginia.
10.46(/6/)  Stock Purchase Agreement dated as of October 26, 1998, by and between Radio One and Syndicated Communications Venture Partners, II, L.P.
10.47(/9/)  Second Amendment to Preferred Stockholders' Agreement dated as of November 23,
            1998 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.
10.48(/9/)  Third Amendment to Preferred Stockholders' Agreement dated as of December 23,
            1998 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.
10.49(/9/)  Fourth Amendment to Preferred Stockholders' Agreement dated as of December 31,
            1998 among Radio One, Inc., Radio Once Licenses, Inc. and the other parties thereto.
10.50(/9/)  Amended and Restated Credit Agreement dated as of February 26, 1999, among Radio
            One, Inc., as the borrower, and Nations Bank, N.A., as Administrative Agent, and
            Credit Suisse First Boston, as the Documentation Agent.
10.51(/9/)  Fifth Amendment to Preferred Stockholders' Agreement dated as of February 26,
            1999 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.
21.1(/5/)   Subsidiaries of Radio One, Inc.
23.5(/7/)   Consent of Larry Marcus
27.1        Financial Data Schedule (included on pages S1-S3).

--------
   (1) Incorporated by reference to Radio One's Annual Report filed on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).

   (5) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 333-30795; Film No. 99581532).

   (7) Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8) Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

   (9) Incorporated by reference to Radio One's Amendment No. 3 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.

Item 17. Undertakings.
   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland on May 4, 1999.

                                             RADIO ONE, INC.

                                          BY:  /s/ Alfred C. Liggins, III
                                          ---------------------------------
                                          Name: Alfred C. Liggins, III
                                          Title: President and Chief Executive
                                                 Officer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on behalf of the following persons by Scott R. Royster, their true and lawful attorney, on the date indicated.

                                Radio One, Inc.

        Signature                         Title(s)                   Date
        ---------                         --------                   ----
_/s/ Catherine L. Hughes__  Chairperson of the Board of Directors May 4, 1999
   Catherine L. Hughes
____/s/ Terry L. Jones____  Director                              May 4, 1999
      Terry L. Jones
___/s/ Brian W. McNeill___  Director                              May 4, 1999
     Brian W. McNeill
__________________________  Director                              May 4, 1999
     Larry D. Marcus
/s/ Alfred C. Liggins, III  President and Chief Executive Officer May 4, 1999
  Alfred C. Liggins, III     (Principal Executive Officer)
                             and Director
___/s/ Scott R. Royster___  Executive Vice President and          May 4, 1999
     Scott R. Royster        Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)

                                 EXHIBIT INDEX

 Exhibit No.                                   Description
 -----------                                   -----------
  1.1        Form of Underwriting Agreement
  3.1        Form of Amended and Restated Certificate of Incorporation of Radio One, Inc.
  3.2(/5/)   Amended and Restated By-laws of Radio One, Inc.
  4.1(/1/)   Indenture dated as of May 15, 1997 among Radio One, Inc., Radio One Licenses,
             Inc. and United States Trust Company of New York.
  4.2(/2/)   First Supplemental Indenture dated as of June 30, 1998, to Indenture dated as of May 15, 1997, by and among Radio One, Inc., as Issuer and United States
             Trust Company of New York, as Trustee, by and among Radio One, Inc., Bell
             Broadcasting Company, Radio One of Detroit, Inc., and United States Trust
             Company of New York, as Trustee.
  4.3(/3/)   Second Supplemental Indenture dated as of December 23, 1998, to Indenture dated as of May 15, 1997, by and among Radio One, Inc., as Issuer and United States
             Trust Company of New York, as Trustee, by and among Radio One, Inc., Allur-
             Detroit, Allur Licenses, Inc., and United States Trust Company of New York, as
             Trustee.
  4.4(/1/)   Purchase Agreement dated as of May 14, 1997 among Radio One, Inc., Radio One
             Licenses, Inc., Credit Suisse First Boston Corporation and NationsBanc Capital
             Markets, Inc.
  4.5(/1/)   Registration Rights Agreement dated as of May 14, 1997 among Radio One, Inc.,
             Radio One Licenses, Inc., Credit Suisse First Boston Corporation and
             NationsBanc Capital Markets, Inc.
  4.6(/1/)   Standstill Agreement dated as of May 19, 1997 among Radio One, Inc., Radio One
             Licenses, Inc., NationsBank of Texas, N.A., United States Trust Company of New
             York and the other parties thereto.
  4.7(/4/)   Standstill Agreement dated as of June 30, 1998 among Radio One, Inc., the subsidiaries of Radio One, Inc., United States Trust Company of New York and
             the other parties thereto.
  5.1        Form of Opinion and consent of Kirkland & Ellis.
 10.1(/1/)   Office Lease dated February 3, 1997 between National Life Insurance Company and
             Radio One, Inc. for premises located at 5900 Princess Garden Parkway, Lanham,
             Maryland, as amended on February 24, 1997.
 10.2(/1/)   Purchase Option Agreement dated February 3, 1997 between National Life
             Insurance Company and Radio One, Inc. for the premises located at 5900 Princess
             Garden Parkway, Lanham, Maryland.
 10.3(/1/)   Office Lease commencing November 1, 1993 between Chalrep Limited Partnership and Radio One, Inc., with respect to the property located at 100 St. Paul
             Street, Baltimore, Maryland.
 10.4(/1/)   Preferred Stockholders' Agreement dated as of May 14, 1997 among Radio One,
             Inc., Radio One Licenses, Inc. and the other parties thereto.
 10.5(/4/)   First Amendment to Preferred Stockholders' Agreement dated as of June 30, 1998 among Radio One, Inc., Radio One Licenses, Inc., and the other parties thereto.
                                                                                   Page
 -----------                                                                       ----



--------
   (1) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).

   (5) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 333-30795; Film No. 99581532).

   (7) Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 Filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8) Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

    (9) Incorporated by reference to Radio One's Amendment No. 3 to its Registration Statement on Form S-1 filed April 14, 1999 (File No. 333-74351; Film No. 99593769).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.

 Exhibit No.           Description
 -----------           -----------
 10.6(/1/)   Warrantholders' Agreement dated as of June 6, 1995, as amended by the First
             Amendment to Warrantholders' Agreement dated as of May 19, 1997, among Radio
             One, Inc., Radio One Licenses, Inc. and the other parties thereto.
 10.7(/1/)   Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Syncom Capital Corporation.
 10.8(/1/)   Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Alliance Enterprise Corporation.
 10.9(/1/)   Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Greater Philadelphia Venture Capital Corporation, Inc.
 10.10(/1/)  Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Opportunity Capital Corporation.
 10.11(/1/)  Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Capital Dimensions Venture Fund, Inc.
 10.12(/1/)  Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to TSG Ventures Inc.
 10.13(/1/)  Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Fulcrum Venture Capital Corporation.
 10.14(/1/)  Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Alta Subordinated Debt Partners III, L.P.
 10.15(/1/)  Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to BancBoston Investments, Inc.
 10.16(/1/)  Amended and Restated Warrant of Radio One, Inc. dated as of May 19, 1997, issued to Grant M. Wilson.
 10.17(/4/)  Credit agreement dated June 30, 1998 among Radio One, Inc., as the borrower and
             NationsBank, N.A., as Documentation Agent and Credit Suisse First Boston as the
             Agent.
 10.18(/1/)  Management Agreement dated as of August 1, 1996 by and between Radio One, Inc.
             and Radio One of Atlanta, Inc.
 10.19(/1/)  Fifth Amendment dated as of July 31, 1997 to that certain Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied Capital
             Financial Corporation, as amended.
 10.20(/1/)  Sixth Amendment dated as of September 8, 1997 to that certain Letter of Intent dated March 12, 1997 by and between Radio One, Inc. and Allied Capital
             Financial Corporation, as amended.
 10.21(/1/)  Time Management and Services Agreement dated March 17, 1998, among WYCB
             Acquisition Corporation, Broadcast Holdings, Inc., and Radio One, Inc.
 10.22(/1/)  Stock Purchase Agreement dated December 23, 1997, between the shareholders of
             Bell Broadcasting Company and Radio One, Inc.
 10.23(/1/)  Option and Stock Purchase Agreement dated November 19, 1997, among Allied
             Capital Financial Corporation, G. Cabell Williams III, Broadcast Holdings, Inc.
             and WYCB Acquisition Corporation.
 10.24(/1/)  Amended and Restated Warrant of Radio One, Inc., dated January 9, 1998, issued to TSG Ventures L.P.
                                                                                   Page
 -----------                                                                       ----


-------
   (1) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).


   (5) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 333-30795; Film No. 99581532).

   (7) Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 Filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8) Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

   r (9) Incorporated by reference to Radio One's Amendment No. 3 to its Registration Statement on Form S-1 filed April 14, 1999 (File No. 333-74351; Film No. 99593769).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.

 Exhib No.              Description
 ----------             -----------
 10.25(/1/) Stock Purchase Warrant of Radio One, Inc., dated March 16, 1998 issued to
            Allied Capital Financial Corporation.
 10.26(/1/) Amended and Restated credit agreement dated May 19, 1997 among several lenders,
            NationsBank of Texas, N.A. and Radio One, Inc.
 10.27(/1/) First Amendment to credit agreement dated December 31, 1997 among several lenders, NationsBank of Texas, N.A. and Radio One, Inc.
 10.28(/1/) Amendment to Preferred Stockholders' Agreement dated as of December 31, 1997 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.
 10.29(/1/) Assignment and Assumption Agreement dated October 23, 1997, between Greater
            Philadelphia Venture Capital Corporation, Inc. and Alfred C. Liggins, III.
 10.30(/1/) Agreement dated February 20, 1998 between WUSQ License Limited Partnership and
            Radio One, Inc.
 10.31(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Capital Dimensions Venture Fund Inc.
 10.32(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Fulcrum Venture Capital Corporation.
 10.33(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Syncom Capital Corporation.
 10.34(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Alfred C. Liggins, III.
 10.35(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to TSG Ventures L.P.
 10.36(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Alliance Enterprise Corporation.
 10.37(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Alta Subordinated Debt Partners III, L.P.
 10.38(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to BancBoston Investments Inc.
 10.39(/4/) Amended and Restated Warrant of Radio One, Inc. dated as of June 30, 1998 issued to Grant M. Wilson.
 10.40(/9/) Merger Agreement dated as of March 30, 1999 relating to the acquisition of
            Radio One of Atlanta, Inc.
 10.41(/9/) Asset Purchase Agreement dated as of November 23, 1998 (as amended on December
            4, 1998) relating to the acquisition of WFUN-FM, licensed to Bethalto,
            Illinois.
 10.42(/9/) Asset Purchase Agreement relating to the Acquisition of WENZ-FM and WERE-AM, both licensed to Cleveland, Ohio.
 10.43(/9/) Asset Purchase Agreement dated as of February 10, 1999 relating to the acquisition of WDYL-FM, licensed to Chester, Virginia.
 10.44(/9/) Asset Purchase Agreement dated as of February 26, 1999 relating to the acquisition of WJKS-FM, licensed to Crewe Virginia, and WSOJ-FM, licensed
            Petersburg, Virginia.
                                                                                   Page
 ----------                                                                        ----


--------
   (1) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).

   (5) Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 333-30795; Film No. 99581532).

   (7) Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 Filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8) Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

    (9) Incorporated by reference to Radio One's Amendment No. 3 to its Registration Statement on Form S-1 filed April 14, 1999 (File No. 333-74351; Film No. 99593769).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.

  Exhib No.             Description
 -----------            -----------
 10.45       Letter of Intent, dated as of February 23, 1999, relating to the acquisition of
             WCDX-FM, licensed to Mechanicsville, Virginia, WPLZ-FM, licensed to Petersburg,
             Virginia, WJRV-FM licensed to Richmond, Virginia, and WGCV-AM licensed to Petersburg,
             Virginia.
 10.46(/6/)  Stock Purchase Agreement dated as of October 26, 1998, by and between Radio One and Syndicated Communications Venture Partners, II, L.P.
 10.47(/9/)  Second Amendment to Preferred Stockholders' Agreement dated as of November 23,
             1998 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.
 10.48(/9/)  Third Amendment to Preferred Stockholders' Agreement dated as of December 23,
             1998 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto.
 10.49(/9/)  Fourth Amendment to Preferred Stockholders' Agreement dated as of December 31,
             1998 among Radio One, Inc., Radio Once Licenses, Inc. and the other parties thereto.
  10.50(/9/) Amended and Restated Credit Agreement dated as of February 26, 1999, among
             Radio One, Inc., as the borrower, Nations Bank, N.A., as the Administrative
             Agent, and Credit Suisse First Boston, as the Documentation Agent.
 10.51(/9/)  Fifth Amendment to Preferred Stockholders' Agreement dated as of February 26,
             1999 among Radio One, Inc., Radio One Licenses, Inc. and other parties thereto.
  21.1(/5/)  Subsidiaries of Radio One, Inc.
  23.5(/8/)  Consent of Larry Marcus.
     27.1    Financial Data Schedule (included on pages S1-S3).
                                                                                   Page
 -----------                                                                       ----

--------
   (1) Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1997 (File No. 333-30795; Film No. 98581327).
   (2) Incorporated by reference to Radio One's Current Report on Form 8-K filed July 13, 1998 (File No. 333-30795; Film No. 98665139).
   (3) Incorporated by reference to Radio One's Current Report on Form 8-K filed January 12, 1999 (File No. 333-30795; Film No. 99504706).
   (4) Incorporated by reference to Radio One's Quarterly Report on Form 10-Q for the period ended June 30, 1998 (File No. 333-30795; Film No. 98688998).

   (5 Previously filed with Radio One's Registration Statement on Form S-1 filed on March 12, 1999 (File No. 333-74351; Film No. 99564316).

   (6 Incorporated by reference to Radio One's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 333-30795; Film No. 99581532).

   (7 Incorporated by reference to Radio One's Amendment No. 1 to its Registration Statement on Form S-1 Filed April 6, 1999 (File No. 333-74351; Film No. 99588274).

   (8 Incorporated by reference to Radio One's Amendment No. 2 to its Registration Statement on Form S-1 filed April 13, 1999 (File No. 333-74351; Film No. 99593007).

   (9) Incorporated by reference to Radio One's Amendment No. 3 to its Registration Statement on Form S-1 filed April 14, 1999 (File No. 333-74351; Film No. 99593769).

   (10) To be filed by Amendment to this Registration Statement on Form S-1.